                                                                    Exhibit 99.1


                                                               NEWS ANNOUNCEMENT

FOR IMMEDIATE RELEASE

         CONTACTS:
         Debra L. McClister
         Executive Vice President and
         Chief Financial Officer
         DMcClister@EasyLink.com


            EASYLINK REPORTS FOURTH QUARTER 2003 NET INCOME OF $0.9
                           MILLION, OR $.02 PER SHARE

         Income (Loss) From Operations for the Full Year 2003 Approaches
                    Breakeven on Revenues of $101.3 Million

PISCATAWAY, NJ - February 12, 2004 - EasyLink Services Corporation (NASDAQ:
EASY), a leading global provider of services that power the exchange of information between enterprises, their trading communities and their customers, today reported financial results for the fourth quarter and year ended December 31, 2003. Fourth quarter revenues were in line with EasyLink's previously announced guidance, with better than expected earnings per share and gross margin results.

The Company reports that it achieved its second consecutive quarter of positive income from operations. Net income was $0.9 million or $.02 per share as compared to a net loss $(83.7) million or $(4.86) per share for the fourth quarter of 2002. The fourth quarter 2002 net loss included a charge of $78.8 million for the impairment of intangible assets. Revenues for the fourth quarter of 2003 were $24.7 million as compared to $25.1 million during the third quarter of 2003 and $26.0 million in the fourth quarter of 2002. Gross margin was 53% in the fourth quarter of 2003 as compared to 48% in the fourth quarter of 2002.

Total operating expenses in the fourth quarter amounted to $12.6 million as compared to $93.9 million for the fourth quarter of 2002. The fourth quarter of 2002 included a charge of $78.8 million for the impairment of intangible assets. Sales, marketing, G & A, and product development costs of $11.4 million in the fourth quarter of 2003 reflected a decrease of $1.6 million, or 12% from the $13.0 million recorded in 2002.

The Company further reported that it achieved Earnings before interest, taxes, depreciation and amortization ("EBITDA") from continuing operations during the fourth quarter of 2003 of $3.5 million as compared to a negative $(77.8) million during the fourth quarter of 2002. The fourth quarter 2002 net loss included a charge of $78.8 million for the impairment of intangible assets. EBITDA is not a financial measure within generally accepted accounting principles (GAAP). A reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure, operating cash flows, is attached in addition to a reconciliation to net income (loss) for all periods presented. The Company considers EBITDA to be a financial indicator of its operational strength, its ability to service debt and its capacity to make new investments in its services.

EASYLINK RECORDS FOURTH QUARTER NET INCOME OF $0.9 MILLION               Page 2

The Company increased its cash and cash equivalents balance during the fourth quarter by $2.1 million to $6.6 million as compared to $4.5 million as of September 30, 2003.

Thomas Murawski, President and Chief Executive Officer of EasyLink, said, "Our second consecutive profitable quarter is a result of the structural improvements we have made to the business. Our cash flow from operations increased to $3.9 million for the fourth quarter of 2003. This, along with our successful debt restructuring during 2003 will allow us to increase funding in strategic areas going forward such as sales and marketing - investments in building the business for 2004 and beyond. We are using these resources to continue our evolution from a messaging services company to a strategic solutions provider to mid and large size enterprises. We successfully introduced industry-focused solutions this year such as EasyLink Financial Transaction Services and our industry-certified insurance claims solution. Related to this evolution, we continue to invest in our mission to become a customer satisfaction and quality leader. Over the course of 2003 we recorded an average 25% improvement in our customer's critical quality metrics through our Six Sigma initiative. Though we still have much work to do, these improvements bring EasyLink's quality levels in line with best in class global software solutions providers, well ahead, we believe, of our direct competitors." Murawski added "An additional positive outcome of our debt restructuring is the significant reduction in management time which was required over the past 18 months managing this process, as well as the uncertainty it periodically caused among customers, investors, and employees. We are glad we can now focus more of our time and attention to growing the business."

Financial Metrics
For the third and fourth quarters and full year 2003, revenues (in thousands) by service lines were:

                                 Third Quarter   Fourth Quarter       2003 YTD
EDI Services                     $     4,699       $     4,919       $    19,101
Production Messaging             $    13,947       $    12,870       $    56,426
Integrated Desktop Messaging     $     1,854       $     2,123       $     7,023
MailWatch & Boundary Services    $     1,744       $     1,435       $     6,516
Other Services                   $     2,821       $     3,392       $    12,281
                                 -----------       -----------       -----------
Total                            $    25,065       $    24,739       $   101,347

Full Year 2003 Results
Revenues for the year ended December 31, 2003 were $101.3 million as compared to $114.4 million in the year ended December 31, 2002. The Company reported net income for the year ended December 31, 2003 of $51.1 million, or $1.44 per share, compared to a net loss of $(85.8) million, or $(5.13) per share, for the year ended December 31, 2002. Net income(loss) for the years ended 2003 and 2002 included gains of $54.1 million and $6.6 million, respectively, on debt restructuring and settlements. These transactions in 2003 reflect the extinguishment of $63.0 million of debt principal, $6.5 million of capitalized interest, and $2.4 million of accrued interest, net of deferred debt issuance costs. In exchange for this debt elimination the Company paid cash of $3.1 million and issued 23.9 million shares of Class A common stock valued at $13.6 million and $1.1 million of new notes with $0.2 million of capitalized interest. Also included in 2002 is a charge of $78.8 million for the impairment of intangible assets.

EASYLINK RECORDS FOURTH QUARTER NET INCOME OF $0.9 MILLION               Page 3


Earnings before interest, taxes, depreciation and amortization ("EBITDA") for the full year 2003 amounted to $63.8 million as compared to a negative $(62.8) million for the full year 2002. The EBITDA results for the year ended December 31, 2003 and 2002 include $54.1 million and $6.6 million, respectively, in gains on debt restructuring and settlements. Also included in 2002 is a charge of $78.8 million for the impairment of intangible assets.


Business Outlook
The following statements are forward looking and actual results may differ materially due to factors noted at the end of this release, among others.

EasyLink expects the following for the first quarter of 2004:

o     Revenues and gross margin are expected to approximate the fourth quarter
      2003.
o     Net income is expected to approximate breakeven to $0.01 per share.

For the full year 2004 EasyLink expects the following:
o     Revenues are expected to be in the range of $100 - $105 million.
o Net income per share is expected to be in the range of $0.02 - $0.07 per share, based on a slightly increased number of shares outstanding as compared to the end of 2003.
o     EBITDA is expected to be in the range of $8-$12 million.

Quarterly Conference Call
EasyLink will host its quarterly conference call today at 10:30 a.m. EST. Listeners should call five minutes prior to the start of the call to 800/839-3552 and the reservation number is 5249280. The call will also be broadcast over the Internet. Online listeners should visit the investor relations' pages of the EasyLink Web site, www.easylink.com, or www.streetevents.com prior to the start of the call for login information. If you are unable to participate, the online archive of the broadcast will be available on the investor relation's pages of www.EasyLink.com within two hours of the live call through Thursday, February 19th at 11:30 p.m. EST. You can also access the replay by calling 800/642-1687 and entering the reservation number 5249280.

About EasyLink Services Corporation
EasyLink Services Corporation (NASDAQ: EASY), headquartered in Piscataway, New Jersey, is a leading global provider of services that power the exchange of information between enterprises, their trading communities, and their customers. EasyLink's networks facilitate transactions that are integral to the movement of money, materials, products, and people in the global economy, such as insurance claims, trade and travel confirmations, purchase orders, invoices, shipping notices and funds transfers, among many others. EasyLink helps more than 20,000 companies, including over 400 of the Global 500, become more competitive by providing the most secure, efficient, reliable, and flexible means of conducting business electronically. For more information, please visit www.easylink.com.

EASYLINK RECORDS FOURTH QUARTER NET INCOME OF $0.9 MILLION               Page 4

Investors are cautioned that the EBITDA information contained in this news announcement is not a financial measure under generally accepted accounting principles. In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with generally accepted accounting principles, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that it fails to address. We present this information because we consider EBITDA to be a financial indicator of the Company's operational strength, its ability to service debt and its capacity to make new investments in its services.

This news release may contain statements of a forward-looking nature relating to the future events or the future financial results of EasyLink Services Corporation. Investors are cautioned that such statements are only predictions and that actual events or results may differ materially. In evaluating such statements, investors should specifically consider the various factors that could cause actual events or results to differ materially from those indicated from such forward-looking statements. These include: historic losses; the need to raise additional capital; the ability to service our remaining indebtedness; the ability to continue as a going concern being dependent upon the ability to generate sufficient cash flow to meet our obligations on a timely basis, to obtain additional financing or refinancing as may be required, and to maintain profitable operations; significant leverage; the ability to attract additional customers or to expand services sold to existing customers; the ability to successfully implement our business strategy; significant competition; the risks inherent in integrating the EasyLink business; and the risk of being delisted from NASDAQ. These and other risks and uncertainties are described in more detail in the Company's filings with the Securities and Exchange Commission.

EASYLINK RECORDS FOURTH QUARTER NET INCOME OF $0.9 MILLION               Page 5

                          EasyLink Services Corporation
                      Condensed Consolidated Balance Sheets
                                 (in thousands)


                                                                                Dec. 31, 2003        Dec. 31, 2002

ASSETS
     Cash and cash equivalents                                                  $       6,623        $       9,554
     Accounts and other receivable, net                                                11,430               11,938
     Other current assets                                                               1,983                2,019
     Property and equipment, net                                                       10,641               14,833
     Goodwill and other intangible assets, net                                         17,895               20,814
     Other assets                                                                       1,025                1,853
                                                                                -------------        -------------

     Total assets                                                               $      49,597        $      61,011
                                                                                =============        =============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
     Accounts payable                                                           $       9,082        $      10,235
     Accrued expenses                                                                  14,336               20,853
     Restructuring reserves payable                                                     2,747                2,362
     Net liabilities of discontinued operations                                           828                  360
     Other liabilities                                                                  2,542                1,788
     Convertible notes and notes payable                                               13,468               75,550
     Capitalized interest on restructured notes                                         1,996               11,685
                                                                                -------------        -------------

     Total liabilities                                                                 44,999              122,833

     Total stockholders' equity (deficit)                                               4,598              (61,822)
                                                                                -------------        --------------

     Total liabilities and stockholders' equity (deficit)                       $      49,597        $      61,011
                                                                                =============        =============

                 -statements of operations and cash flow follow-

EASYLINK RECORDS FOURTH QUARTER NET INCOME OF $0.9 MILLION               Page 6

                          EasyLink Services Corporation
                 Condensed Consolidated Statements of Operations
                    (in thousands, except per share amounts)


                                                        Three months ended                   Year ended
                                                           December 31,                     December 31,
                                                           -------------                    ------------
                                                        2003             2002             2003            2002
                                                        ----             ----             ----            ----
Revenues                                           $   24,739      $      26,003      $  101,347     $   114,354

Cost of revenues                                       11,621             13,434          49,553          57,601
                                                   ----------      -------------      ----------     -----------

Gross profit                                           13,118             12,569          51,794          56,753

Operating expenses:
     Sales and marketing                                4,315              3,951          18,379          20,151
     General and administrative                         5,705              6,923          24,405          28,694
     Product development                                1,343              2,096           6,383           7,412
     Amortization of goodwill/other intangibles           517              1,688           2,066           6,751
     Impairment of intangible assets                       --             78,784              --          78,784
     Restructuring and impairment charges                 690                610           1,478           2,320
     Gain on sale of businesses                            --               (126)             --            (426)
                                                   ----------      --------------     ----------     ------------
     Total operating expenses                          12,570             93,926          52,711         143,686

         Income (loss) from operations                    547            (81,357)           (917)        (86,933)

Gain on debt restructuring and settlements                412                 --          54,078           6,558
Impairment/equity loss on investments                      --             (1,515)             --          (1,515)
Interest and other income (expense), net                   65               (800)         (1,092)         (3,955)
                                                  -----------      --------------     -----------    ------------

Income (loss) from continuing operations                1,024            (83,672)         52,069         (85,845)

Loss from discontinued operations                        (100)                --            (938)             --
                                                   -----------     -------------      -----------    -----------

Net income (loss)                                  $      924      $     (83,672)     $   51,131     $   (85,845)
                                                   ==========      ==============     ==========     ============

Basic net income (loss) per share:
   Income (loss) from continuing operations        $     0.02      $      (4.86)      $     1.47     $    (5.13)
   Loss from discontinued operations               $       --      $          --          (0.03)     $        --
                                                   ----------      -------------      ----------     -----------
Net income (loss)                                  $     0.02      $      (4.86)      $     1.44     $    (5.13)
                                                   ==========      =============      ==========     ===========

Diluted net income (loss) per share:
   Income (loss) from continuing operations       $      0.02      $      (4.86)      $     1.46     $    (5.13)
   Loss from discontinued operations              $        --      $          --      $   (0.03)     $        --
                                                   ----------      -------------       ---------     -----------
Net income (loss)                                 $      0.02      $      (4.86)      $     1.43     $    (5.13)
                                                   ==========      =============      ==========     ===========

Weighted average basic shares outstanding              43,996             17,231          35,402          16,733
                                                  ===========      =============      ==========     ===========

Weighted average diluted shares outstanding            44,936             17,231          35,654          16,733
                                                  ===========      =============      ==========     ===========

EASYLINK RECORDS FOURTH QUARTER NET INCOME OF $0.9 MILLION               Page 7

                          EasyLink Services Corporation
                 Condensed Consolidated Statements of Cash Flows
                                 (in thousands)

                                                                                        Year Ended December 31,
                                                                                        -----------------------
                                                                                        2003              2002
                                                                                        ----              ----
Cash flows from operating activities:
Net income (loss)                                                                    $   51,131        $(85,845)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
     Loss from discontinued operations                                                     (938)             --
     Non-cash interest                                                                      183           1,830
     Depreciation                                                                         8,295          10,417
     Amortization of intangible assets                                                    2,919           8,039
     Provision for doubtful accounts                                                          1           2,596
     Provision for restructuring and impairments                                          1,478           2,320
     Gain on debt restructuring and settlements                                         (54,078)         (6,558)
     Issuance of shares as matching contributions to employee
          benefit plans                                                                     493             437
     Impairments of goodwill                                                                 --          78,784
     Impairments of investments                                                              --           1,515
     Other                                                                                  184             (14)
Changes in operating assets and liabilities:
     Accounts receivable, net                                                               507           7,278
     Prepaid expenses and other current assets                                              330            (210)
     Other assets                                                                           274             (83)
     Accounts payable, accrued expenses and other liabilities                            (2,900)        (18,203)
     Deferred revenue                                                                      (120)           (143)
                                                                                     -----------       ---------

Net cash provided by operating activities                                                 7,759           2,160
                                                                                     ----------        --------

Cash flows from investing activities:
Purchases of property and equipment, including capitalized software                      (4,214)         (3,498)
Proceeds from sale of business                                                               --             426
                                                                                     ----------        --------

Net cash used in investing activities                                                    (4,214)         (3,072)
                                                                                     -----------       ---------

Cash flows from financing activities:
Payments under capital lease obligations                                                   (426)           (585)
Interest payments on restructured notes                                                      --            (897)
Payments of capitalized interest                                                           (843)             --
Principal payments of notes payable                                                      (5,793)           (821)
Proceeds from issuance of Class A Common Stock                                            1,000              --
                                                                                     ----------        --------

Net cash used in financing activities                                                    (6,062)         (2,303)
                                                                                     -----------       ---------

Effect of foreign exchange rate changes on cash and cash equivalents                        (18)           (209)
                                                                                     -----------       --------

Net decrease in cash and cash equivalents                                                (2,535)         (3,424)

Cash used in discontinued operations                                                       (396)           (300)
Cash and cash equivalents at beginning of the period                                      9,554          13,278
                                                                                         ------        --------

Cash and cash equivalents at the end of the period                                   $    6,623     $      9,554
                                                                                     ==========     ============

EASYLINK RECORDS FOURTH QUARTER NET INCOME OF $0.9 MILLION               Page 8


                          EasyLink Services Corporation
            Reconciliation of Non GAAP Financial Information to GAAP
                                 (in thousands)


                                                                  Three Months                        Year
                                                                  ------------                        ----
                                                               Ended December 31,              Ended December 31,
                                                               ------------------              ------------------
                                                               2003         2002                2003       2002
                                                               ----         ----                ----       ----

Net income (loss)                                           $      924    $(83,672)      $   51,131     $(85,845)
Add:
Depreciation                                                     1,707       2,802            8,295       10,417
Amortization of intangible assets                                  678       1,988            2,918        8,039
Interest expense, net and taxes                                    162       1,116            1,429        4,574
                                                            ----------   ---------       ----------     --------

EBITDA                                                           3,471     (77,766)          63,773      (62,815)

Interest expense, net and taxes                                   (162)     (1,116)          (1,429)      (4,574)

Add (subtract):
       Non-cash Interest                                            14          93              183        1,830
       Provision for doubtful accounts                             133          76                1        2,596
       Provision for restructuring and impairments                 690         610            1,478        2,320
       Gain on debt restructuring and settlements                 (412)         --          (54,078)      (6,558)
       Impairments of goodwill                                      --      78,784               --       78,784
       Impairments of Investment                                    --       1,515               --        1,515
       Other non-cash items                                        132         218              677          423
       Changes in operating assets and liabilities                 162        (778)          (1,908)     (11,361)
       Loss from discontinued operations                          (100)         --             (938)          --
                                                            ----------   ---------       ----------     --------

Net cash provided by operations                             $    3,928   $   1,636       $    7,759     $  2,160
                                                            ==========   =========       ==========     ========